For period ending 8-31-97
File Number 811-4338


77.O. Transactions effected pursuant to Rule 10f-3.

                  The following information relates to the two transactions effected by Heritage Capital Appreciation Trust pursuant to Rule 10f-3 during the annual period August 31, 1997:

Security:                           Nationwide Financial Services

Date of purchase:                   March 6, 1997

Date offering commenced:            March 6, 1997

Purchase price:                     $23.50

Commission:                         $0.73

Securities acquired from:           First Boston

Amount purchased:                   $235,000

Total Offering:                     $470,000,000



Security:                           Jacor Communications, Inc.

Date of purchase:                   May 16, 1997

Date offering commenced:            May 16, 1997

Purchase price:                     $31.00

Commission:                         $0.78

Securities acquired from:           First Boston

Amount purchased:                   $992,000

Total Offering:                     $206,150,000